                    AMENDMENT TO FUND PARTICIPATION AGREEMENT


         The Participation Agreement (the "Agreement"), dated August 28, 1998, and amended October 15, 1999, by and among Baron Capital Funds Trust (and all series thereof) a business trust organized under the laws of the State of Delaware and Lincoln Life & Annuity Company of New York, a New York insurance corporation, is hereby amended as follows:

         Schedules 1 and 2 of the Agreement are hereby deleted in their entirety and replaced with the following:


                                   SCHEDULE 1

         Separate Accounts of Lincoln Life & Annuity Company of New York
                              Investing in the Fund
                                As of May 1, 2000


LINCOLN LIFE & ANNUITY VARIABLE ANNUITY SEPARATE ACCOUNT L

LINCOLN LIFE & ANNUITY FLEXIBLE PREMIUM VARIABLE LIFE ACCOUNT M

LLANY ACCOUNT Q FOR VARIABLE ANNUITIES

LLANY SEPARATE ACCOUNT R FOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

LLANY SEPARATE ACCOUNT S FOR FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

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                                   SCHEDULE 2
                           Variable Annuity Contracts
                      and Variable Life Insurance Policies
                         Supported by Separate Accounts
                              Listed on Schedule 1
                            Amended as of May 1, 2000


LLANY GROUP VARIABLE ANNUITY - GVA (GROUP VARIABLE ANNUITY)
LLANY GROUP MULTI FUND (GROUP VARIABLE ANNUITY)
LINCOLN SVUL
LINCOLN SVUL II
LINCOLN VUL
LINCOLN CVUL
LINCOLN CVUL SERIES III


IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to Schedules 1 and 2 to be executed in its name and behalf by its duly authorized officer on the date specified below.


                                            BARON CAPITAL FUNDS TRUST

Date:                                       By:
     --------------------                      ----------------------
                                            Name:
                                                 --------------------
                                            Title:
                                                  -------------------

                                            BARON CAPITAL, INC.

Date:                                       By:
     --------------------                      ----------------------
                                            Name:
                                                 --------------------
                                            Title:
                                                  -------------------

                                            LINCOLN LIFE & ANNUITY COMPANY
                                            OF NEW YORK

Date:                                       By:
     --------------------                      ----------------------
                                            Name: Troy D. Panning
                                            Title:   CFO/2nd Vice President